                                                                                                         EXHIBIT 10.1

AMENDMENT NO. 4

to

EMPLOYMENT AGREEMENT

dated May 4, 1998

by and between

The Brink’s Company (the “Company”),
Brink’s, Incorporated
and
Michael T. Dan (the “Executive”)

WHEREAS, the Company, Brink’s, Incorporated and the Executive entered into an employment agreement dated as of May 4, 1998, as amended as of March 8, 2002, March 8, 2006 and November 14, 2008 (the “Agreement”).

WHEREAS, the Company, Brink’s Incorporated and the Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	The first sentence of the second paragraph of Section 1 of the Agreement is hereby amended by substituting the date “March 31, 2013” for the date “March 31, 2010”.

2.
The first sentence of Section 3(a) of the Agreement is hereby amended by substituting the phrase “one million, one hundred seven thousand two hundred fifty ($1,107,250)” for the phrase “one million, thirty-three thousand five hundred ($1,033,500)”.

3.	Section 4(b)(ii) of the Agreement is hereby amended by substituting the date “March 31, 2013” for the date “March 31, 2010”.

4.	The fourth sentence of Section 4(c) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“The term ‘Due Cause,’ as used herein, shall mean (i) embezzlement, theft or misappropriation by the Executive of any property of the Company, (ii) the Executive’s willful breach of any fiduciary duty to the Company, (iii) the Executive’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (iv) the Executive’s gross incompetence in the performance of the Executive’s job duties, (v) commission by the Executive of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) the failure of the Executive to perform duties consistent with a commercially reasonable standard of care or (vii) any gross negligence or willful misconduct of the Executive resulting in a loss to the Company. ”

5.	Clause (3) of the last sentence of Section 4(c) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“delivery to the Executive of a Notice of Termination from the Board finding that, in the good faith opinion of three-quarters (3/4) or more of the Board, the Executive acted in a manner described in one or more of clauses (i) through (vii) of the definition of Due Cause above, and specifying the particulars thereof in detail.”

6.
The second sentence of Section 4(d) of the Agreement is hereby amended by substituting the number “two” for the number “three” in each of the three instances in which the number “three” appears in such sentence.

7.	Section 4(e)(i) of the Agreement is hereby amended by adding the following language at the end of such clause:

“; provided that any such reduction shall not constitute a material breach by the Company of this Agreement if such reduction is implemented as part of a broad-based salary reduction program for executives of the Company”

8.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of May 13, 2009.

THE BRINK'S COMPANY,
by
/s/ Frank T. Lennon
Name: Frank T. Lennon
Title: Vice President and Chief Administrative Officer

BRINK'S, INCORPORATED,
by
/s/ Frank T. Lennon
Name: Frank T. Lennon
Title: Vice President

/s/ Michael T. Dan
Michael T. Dan